Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of Intermedia Cloud Communications, Inc. (f/k/a Ivy Holding Corp.) of our report dated December 17, 2020, relating to the consolidated financial statements of Intermedia Cloud Communications, Inc. as of and for the year ended December 31, 2019, appearing in this Registration Statement. We also consent to the reference to our firm under the headings “Experts” and “Change in Auditors” in such Registration Statement.

/s/ RSM US LLP

San Francisco, California
February 26, 2021

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